                         **Confidential treatment has been requested with
                           respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission


                                                                EXHIBIT 10.09


                     STRATEGIC MARKETING ALLIANCE AGREEMENT



        This Strategic Marketing Alliance Agreement (the "Agreement") is made and entered into as of December 17, 1997 (the "Effective Date") between Portable Software Corporation ("Portable"), a Washington corporation and American Express Company ("AmEx"), a New York corporation.

                                 R E C I T A L S

        A. Portable has developed and is licensing and marketing its Xpense Management Solution enterprise software products to customers;

        B. AmEx provides, inter alia, personal and corporate credit card products and services, travel agency services, and electronic travel booking services and products;

        C. Portable and AmEx desire to enter into a strategic worldwide marketing alliance providing for the integration of XMS with complementary products and services of AmEx and for the marketing of XMS to Customers and Prospects of AmEx on the terms and conditions set forth in this Agreement.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.      DEFINITIONS.

        1.1 "Additional Seats" shall mean the number of Authorized Users for which an Expense Manager Customer is licensed by Portable in excess of the number for which AmEx is paying a Special License Fee (as defined in Section 2.1).

        1.2 "Affiliate" shall mean with respect to any person (which for purposes of this definition shall include individuals and all legal entities), any other person directly or indirectly controlling, controlled by, or under common control with such person. For purposes of this definition, "control" shall mean the power to direct or cause the direction of, the management and policies of such person whether through the ownership of voting interests, by contract, or otherwise.

        1.3 "Authorized User" shall have the meaning given to it in the Volume License Agreement and shall include Subsidized Users.

        1.4 "AXI" shall mean AmEx's corporate travel booking software product.

        1.5 "Closing" shall mean conversion of a Lead into a Referred Customer.

        1.6 "Corporate Card" shall mean a corporate charge, credit or procurement card issued by AmEx to the employees and agents of Customers for use in connection with travel and entertainment expenses or procurement expenses incurred on behalf of Customers.

        1.7 "Customer" shall mean a business enterprise that is authorized to use the Corporate Card, AXI, AmEx Travel Agency Services, or XMS for its own internal business purposes.

        1.8 "Expense Manager" shall mean AmEx's "Expense Manager Suite" software product.

        1.9 "Expense Manager Customer" shall mean a Customer that is a current licensee of Expense Manager as of November 30, 1997 and listed on Exhibit B.

        1.10 "Incremental Net Software License Revenue" is the Net Software License Revenue received by Portable from an Expense Manager Customer during the twelve-month period beginning on the effective date of the Volume License Agreement, that is attributable to Additional Seats.

        1.11 "Integration Program" shall mean the integration of product and service offerings of the Parties in order to add value to the customer experience in using such products and services, including providing compatibility between certain software products and enabling the communication of data between such products.

        1.12 "Lead Referral Sales Cycle" shall mean the length of time that elapses between acceptance of a Lead by Portable and the closing of the applicable license transaction.

        1.13 Net Software License Revenues shall have the meaning set forth in
Section 7.4.

        1.14 "Party" shall mean Portable or AmEx.

        1.15 "Prospect" shall mean a potential Customer.

        1.16 "Referred Customer" shall mean a Prospect with respect to which (i) AmEx has submitted a Lead (as defined in Section 7.1 hereof), (ii) Portable has accepted the Lead, and (iii) Portable has entered into a Volume License Agreement on or before the Lead Expiration Date. Referred Customers include Expense Manager Customers to the extent XMS is licensed for Additional Seats.

        1.17 "Subsidized User" shall mean an Authorized User for whose benefit AmEx has determined that it will pay the Special License Fee to Portable.

        1.18 "Technical Information" shall mean all technical information of a Party that is reasonably necessary in order to carry out the Integration Program, including data technologies, specifications, designs, plans, drawings, data prototypes, processes, methods, know-how, software, and copyrighted or copyrightable materials.

        1.19 "Volume License Agreement" shall mean Portable's standard enterprise customer license agreement, a copy of which is attached as Exhibit A.

        1.20 "Work Plan" shall mean a plan setting forth the specifications for a component of the Integration Program, a description of the development tasks to be accomplished to complete production of such component of the Integration Program, and a schedule for completion of those tasks.

        1.21 "XMS" shall mean Portable's Xpense Management Solution software product.

2. MARKETING AND LICENSING OF XMS TO EXISTING EXPENSE MANAGER CUSTOMERS.

        2.1 General. AmEx has licensed Expense Manager to the Expense Manager Customers listed on Exhibit B and desires to terminate such licenses and provide XMS as a replacement product to its Expense Manager Customers on the terms set forth in this Section 2. In consideration of the fees to be paid by AmEx pursuant to this Section 2, Portable agrees to offer a license to XMS to Expense Manager Customers on the terms and conditions set forth in this Section 2. The Parties have agreed that the license of XMS to Expense Manager Customers covering a number of Authorized Users not exceeding [*] will be at a rate of [*] per Authorized User (the "Special License Fee"). Exhibit B sets forth the estimated number of Corporate Cards in force at each Expense Manager Customer. Portable represents and warrants to AmEx that it has, or can readily obtain, the necessary personnel and capacity to adequately provide to all of the Expense Manager Customers who become XMS Customers the services which Portable is obligated to provide pursuant to the applicable Volume License Agreement. Portable agrees that it will provide such services at a level and in a manner not less than has been provided to Expense Manager Customers by AmEx. AmEx agrees that from and after the Effective Date it will use its best efforts not to communicate the Special License Fee to Expense Manager Customers, directly or indirectly.

        2.2 Standard Proposal. Portable agrees to offer each Expense Manager Customer a license to XMS on the terms and conditions set forth in its Volume License Agreement subject to (a) payment by AmEx or such Expense Manager Customer of the applicable license fees for the Subsidized Users covered by the applicable Volume License Agreement; and (b) such Expense Manager Customer's agreement to pay the applicable fees and charges described in Section 2.5 for Additional Seats and for any consulting services to be provided by Portable. If an Expense Manager Customer does not agree to such terms, then AmEx and Portable shall discuss what alternative solution, if any, might be suitable in such circumstances for that Expense Manager Customer.

        2.3 License Payment. If an Expense Manager Customer does not agree to a license fee greater than the Special License Fee, then within thirty (30) days after the date that Expense Manager Customer signs and delivers the Volume License Agreement to Portable, AmEx shall pay to Portable, for the benefit of such Expense Manager Customer, a fee equal to the product of (i) [*], and (ii) the number of Subsidized Users covered

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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
        by that Volume License Agreement. This fee shall constitute full payment for the license of XMS to that Expense Manager Customer for such Authorized Users during the first year of the applicable Volume License Agreement; provided, however, that the total number of Subsidized Users shall not exceed [*]. The Parties contemplate that Expense Manager Customers who agree to a license rate greater than the Special License Fee will make payment directly to Portable. AmEx has the right to pay for Customer One Services provided to Expense Manager Customers by Portable during the first year of the applicable Volume License Agreement, at the rate of [*] per Authorized User (but not to exceed a total of [*] Authorized Users).

        2.4 Marketing. AmEx agrees to provide Portable with such assistance as Portable may reasonably request in connection with the marketing of XMS to Expense Manager Customers. In particular, AmEx agrees that as requested by Portable, an AmEx representative shall use its [*] to arrange, and if arranged shall attend, a meeting between Portable and a representative, with authority to execute and deliver a Volume License Agreement for the license of XMS, of each Expense Manager Customer. Portable and AmEx agree to jointly develop information about the relationship between Portable and AmEx to be used in communications to Expense Manager Customers.

        2.5 Other Charges. The Parties acknowledge and agree (a) that an Expense Manager Customer's use of XMS by a number of Authorized Users greater than the number of Subsidized Users shall obligate that Customer to pay additional fees to Portable and (b) that Customers shall be obligated for fees related to Customer One Services (i) [*] upon exercise of the right granted in the last sentence of Section 2.3, and (ii) to the extent of the number of Additional Seats covered by the applicable Volume License Agreement. Portable agrees that its fees for such additional licenses and subsequent Customer One Services shall be set forth in the Volume License Agreement applicable to each Expense Manager Customer and shall not exceed the prices at which Portable customarily makes such products and services available to its other Customers of similar volume. Portable further agrees that it will provide consulting services to Expense Manager Customers at Portable's then current customary rate(s) for such services.

3. MARKETING AND LICENSING OF XMS TO OTHER CUSTOMERS.

        3.1 General. Portable and AmEx wish to cooperate in marketing XMS to Customers and Prospects who are not Expense Manager Customers. Portable agrees that it will offer XMS to such Customers on pricing terms no less favorable than those set forth in the then current Master Price List (a copy of which (a) has been provided to AmEx prior to the execution of this Agreement and (b) shall be provided to AmEx whenever such list is revised). Portable represents and warrants to AmEx that it has, or will obtain as promptly as is commercially practicable, the necessary personnel and capacity to adequately provide the services set forth in the Volume License Agreement if such Prospect becomes a Referred Customer.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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

        3.2 Rebate. In consideration of AmEx's efforts in promoting the use of XMS, Portable agrees to pay a rebate to AmEx in accordance with the provisions of Section 7 of this Agreement.

        3.3 Future Negotiations. Upon notice from AmEx given on or before September 1, 1998, Portable agrees to enter into negotiations regarding the remarketing and/or reselling of XMS by AmEx to Prospects. Portable and AmEx each agree to negotiate in good faith, the terms and conditions of a remarketing or reseller license. While establishment of a reseller relationship is the long term intent of the Parties, nothing in this Agreement shall bind either Party to enter such a relationship or any other relationship other than the relationship defined in this Agreement and neither Party shall have any liability to the other should a reseller relationship not be established.

4.      INTERNAL LICENSE.

        4.1 License Option. AmEx shall have the right, exercisable at any time on or before [*] after the Effective Date, to acquire a license (the "License") to use the current version of XMS for its internal data processing operations on the terms and subject to the conditions set forth in Section 4.2 and in the Volume License Agreement, subject to such modifications thereto as may be agreed through good faith negotiations of the Parties. The License will permit use of XMS by a maximum of [*] North America-based Authorized Users.

        4.2 License Pricing. If AmEx exercises its option to acquire a License, AmEx agrees to pay to Portable, on the terms set forth in the Volume License Agreement, (i) a license fee of [*] and (ii) annual maintenance fees equal to [*] of the aggregate software license fees paid under the Volume License Agreement. Licenses covering additional Authorized Users may thereafter be purchased at a rate of [*] per Authorized User. Portable agrees, that for the [*] period commencing on the exercise of the License option, it will provide AmEx with consulting services related to AmEx's implementation of XMS at a rate of [*] per hour. AmEx shall reimburse Portable for its actual travel and out-of-pocket expenses incurred in connection with providing consulting services.

5.      PRODUCT INTEGRATION.

        5.1 Integration Program. Both Parties agree (i) that they will mutually develop Work Plans regarding the Integration Program, (ii) that each will commit and utilize sufficient resources to meet the milestones set forth in any aspect of the Integration Program and to complete development of each Integration Program component in accordance with the Work Plans (including the schedule set forth therein), (iii) that each will use reasonable best efforts to maintain the compatibility of their respective products and services (including data feeds between XMS and the Corporate Card) that are part of the Integration Program either currently (as listed in the following sentence) or as later added to the Integration Program by mutual agreement, and (iv) that each will provide to the other, from time to time, a set of features and possible product extensions for


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

inclusion in the Integration Program. The initial portion of the Integration Program will be the design and development of technical interfaces and related components to enable the integration of XMS with AXI, the Corporate Card, and the product now known as Power Portfolio, and any successor or replacement products. The currently contemplated features of the initial portion of the Integration Program are set forth in Exhibit C-1. The countries outside of North America in which the parties contemplate that their cooperative marketing efforts will currently be undertaken are set forth in Exhibit C-2; as Portable completes the internationalization and localization efforts for additional countries, the Parties will cooperatively market their products and services in those additional areas.

        5.2 Technical Information. Each Party agrees to grant to the other Party a nontransferable limited license, during the term of this Agreement, to use its Technical Information in connection with the other Party's development of Integration Program components; provided, however, if any such Technical Information is owned by a third party and is non-assignable, prior to any use by any Party, the other Party shall (a) first obtain the consent of the owner to such transfer and (b) use its reasonable best efforts to obtain such consent.


        5.3 No Financial Obligation. Neither Party shall have any financial obligation with respect to any development work undertaken by the other Party, except as may be set forth in a separate written agreement, or amendment to this Agreement, executed in either case by both Parties.

        5.4 Support After Termination. Each Party agrees that following any termination of this Agreement it will take such actions as are reasonably necessary to maintain for each Customer that is a Customer of both AmEx and Portable the level of product and service integration that existed at termination.

6.      MARKETING AND SUPPORT.

        6.1    Joint Marketing Responsibilities.

               (a) AmEx shall participate with Portable in the development and delivery of a press release announcing the relationship between AmEx and Portable. The press release shall be subject to the prior written approval of both AmEx and Portable.

               (b) All information to be disseminated externally about the relationship between Portable and AmEx and the products marketed hereunder shall be reviewed and approved by both Parties prior to any use or other publication.

               (c) Portable and AmEx each agree, upon reasonable request, to provide training to one another's sales and marketing personnel regarding the products and services that are being marketed to Customers and Prospects under this Agreement and the Integration Program.

               (d) The Parties agree to participate in a committee (the "Steering Committee") through designated personnel of equal number. The Parties intend that the Steering Committee shall meet at least once per calendar quarter to review the status and direction of the Parties' relationship, the Integration Program, and any issues of concern to either Party regarding the matters that are the subject of this Agreement. All details regarding time, manner, place and agenda for such meetings shall be decided by the Steering Committee.

        6.2    Marketing and Support Responsibilities of Portable.

               (a) Portable shall provide AmEx with Portable marketing literature in such quantities as are reasonably requested from time to time by AmEx for distribution to its Customers and other valid purposes.

               (b) Portable shall provide AmEx with such reasonable access to appropriate sales and marketing personnel of Portable as may be mutually agreed by the Parties in order to present information about AmEx's products or services, the Integration Program, and to conduct the training referenced in
Section 6.1(c).

               (c) Portable may provide a link from its Website to AmEx's corporate services Website if requested by AmEx, and in that connection agrees to enter into a Hyperlink Agreement in the form annexed hereto as Exhibit D subject to such modifications thereto as may be agreed through good faith negotiations of the Parties. Any material presented on Portable's Website regarding AmEx shall be prepared by AmEx, approved in writing by Portable and subject to the continuing approval of Portable and AmEx.

               (d) Portable will provide warranty service and support and Customer One Services to Customers, including Expense Manager Customers, under the terms of its Volume License Agreement with each Customer.

               (e) Portable agrees that copies of XMS licensed to Expense Manager Customers and Referred Customers shall include an AmEx logo on the splash screen and other mutually agreed areas in a manner proposed by AmEx, and subject to reasonable approval of Portable.

        6.3    Marketing Responsibilities of AmEx.

               (a) AmEx shall provide Portable with marketing literature of AmEx in such quantities as are reasonably requested from time to time by Portable for distribution to Customers and other valid purposes.

               (b) AmEx may arrange for Portable's participation in events sponsored or attended by AmEx that provide a forum for the joint marketing of XMS and the products and/or services of AmEx (e.g. user groups, vendor fairs, trade shows, seminars). Each Party will be responsible for its own out-of-pocket expenses incurred in connection with these events.

               (c) AmEx shall provide Portable with such reasonable access to appropriate sales and marketing personnel of AmEx as may be mutually agreed by the Parties in order to present information about Portable's products and services, the Integration Program, and to conduct the training referenced in
Section 6.1(c).

               (d) AmEx may provide a link from its corporate services Website to Portable's Website if requested by Portable, and in that connection agrees to enter into the Hyperlink Agreement in the form annexed hereto as Exhibit D subject to such modifications thereto as may be agreed through good faith negotiations of the Parties. Any material presented on AmEx's Website regarding Portable shall be prepared by Portable, approved in writing by AmEx, and subject to the continuing approval of AmEx and Portable.

               (e) AmEx shall make no representations, warranties, or guarantees to Prospects, Expense Manager Customers, Customers, or the trade with respect to the specifications, features, or capabilities of XMS or the Customer One Services that are substantively inconsistent with the documentation Portable supplies with XMS, the warranties and disclaimers contained in the Volume License Agreement, or the XMS literature supplied by Portable.

7.      LEAD REFERRALS AND ACCEPTANCE.

        7.1 Lead Referrals. AmEx agrees to provide Portable with qualified XMS customer leads (a "Lead") and shall be responsible for the customer development, marketing, and support functions set forth in Exhibit D for which it is designated a Responsible Party. In order to be eligible to receive a rebate in connection with the referral of a Lead, AmEx must complete and submit within thirty (30) days of pre-qualifying a referral, a "Lead Referral Worksheet" in the form of the attached Exhibit E for each sales opportunity AmEx identifies for XMS. Each Lead Referral Worksheet must be completed in all material respects. A Lead Referral Worksheet may be submitted in either paper or electronic form. At least one of the contacts on the Lead Referral Worksheet must be a member of the Prospect's [*] who is directly responsible for the [*] functions.

        7.2 Lead Acceptance. Portable shall act diligently in responding to Leads submitted by AmEx; a Lead shall be deemed accepted by Portable unless rejected within [*] from the date Portable receives the Lead Referral Worksheet. Portable may reject a Lead Referral Worksheet if a relevant decision-maker at the sales opportunity is in possession of a [*] or has had one or more face-to-face meetings or [*] with Portable representatives during the twelve (12) months preceding the date of receipt of the applicable Lead Referral Worksheet, or if Portable has already received a Lead Referral Worksheet for that account from another Portable business partner. Notwithstanding the foregoing criteria for rejecting a Lead, Portable may at its sole discretion, choose to accept a Lead

*Certain information on this page has been omitted and filed separately with the
 Commission. Confidential treatment has been requested with respect to the
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                                       8
from AmEx if that Lead significantly enhances Portable's position in the account. Any conflicts will be submitted to the Steering Committee for resolution. With respect to Leads that it has accepted, Portable shall be responsible for the customer development, marketing, and support activities set forth in Exhibit E for which it is designated a Responsible Party.

        7.3 Rebate Payment Eligibility. Rebate payments shall be payable by Portable to AmEx on each Lead accepted during the term of this Agreement, which is converted into a Referred Customer on or before the Lead Expiration Date. The Lead Expiration Date shall be twelve (12) months after the date a Lead is accepted by Portable. Leads may be resubmitted by AmEx after the Lead Expiration Date and will be treated pursuant to the terms of Section 7.2 above.

        7.4 Rebate Program. For each Referred Customer, Portable shall pay to AmEx a rebate payment equal to a percentage (the "Rebate Rate") of the Net Software License Revenue received by Portable from that Referred Customer under the Volume License Agreement during the [*] beginning on the date of the Closing (the "Eligible License Revenues"). As used in this Agreement, Net Software License Revenue excludes, and rebate payments will not be based upon, any: (i) revenue attributable to the licensing of third party software products, (ii) discounts, duties, or sales, use, or other taxes or withholdings other than those based on Portable's before tax income, (iii) revenue from consulting, support, maintenance, training or other types of services, (iv) revenue received by a party other than Portable. The Rebate Rate applicable to Eligible License Revenue received from a Referred Customer will be determined by reference to (i) the aggregate Eligible License Revenues received by Portable from Referred Customers during the applicable [*] commencing on the Effective Date or any anniversary thereof, and (ii) the length of the Lead Referral Sales Cycle. Portable acknowledges that AmEx will receive a higher Rebate Rate when the Lead Referral Sales Cycle does not exceed [*] and agrees to act in good faith in seeking to convert Prospects into Referred Customers in a timely manner.

               (a) Standard Rebate Rate. For transactions in which the Lead Referral Sales Cycle is greater than [*] but does not exceed [*], the applicable Rebate Rate shall be determined as follows:


                 Range of Annual Eligible License
                 Revenue from Referred Customers
                 Where The Closing Occurs in This Lead         Rebate Percentage
                 Referral Sales Cycle                     Applicable Within Each Range

                 -------------------------------------    -----------------------------
                 Level 1   [*]                                     10.0%

                 Level 2   [*]                                     [*]

                 Level 3   Above [*]                               [*]



*Certain information on this page has been omitted and filed separately with the
 Commission. Confidential treatment has been requested with respect to the
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                                    9

               (b) Preferred Rebate Rate. For transactions in which the Lead Referral Sales Cycle is [*] or less, the applicable Rebate Rate shall be determined as follows:


                 Range of Annual Eligible License
                 Revenue from Referred Customers
                 Where The Closing Occurs in This Lead         Rebate Percentage
                 Referral Sales Cycle                     Applicable Within Each Range
                 -------------------------------------    -----------------------------
                 Level 1   [*]                                    [*]

                 Level 2   [*]                                    [*]

                 Level 3 Above [*]                                22.5%

               (c) Expense Manager Customers. Incremental Net Software License Revenue from Expense Manager Customers will be treated as Eligible License Revenue for purposes of the Rebate Program if the Additional Seats to which such Incremental Net Software License Revenue relates are licensed at a price greater than [*} per Authorized User; provided, however, that this condition shall not be applicable with respect to Expense Manager Customers to whom Portable, without the concurrence of AmEx, has marketed Additional Seats at a price of [*] or less per Authorized User. For Expense Manager Customers, the Lead Referral Sales Cycle will be deemed to commence on January 5, 1998.

        7.5 Reporting and Payment. (a) Portable will provide a monthly report to AmEx within thirty (30) days following the end of a calendar month of all accepted or rejected Leads submitted by AmEx and a quarterly report of Eligible License Revenues. Additional reports shall be provided by Portable at AmEx's reasonable request. Portable shall use diligent efforts to transition to reporting on Eligible License Revenues on a monthly basis by September 1, 1998.

        (b) Rebate payments will not be paid to AmEx until the Eligible License Revenues to which the payment relates are collected by Portable from a Referred Customer. Portable will make such payments to AmEx not later than thirty (30) days following the end of a calendar quarter (or calendar month, after the transition to a monthly reporting system has occurred) based on the total Eligible License Revenues collected by Portable during the applicable period.

        7.6 Audit. AmEx may from time to time, but not more than once every twelve (12) months, perform an audit upon reasonable notice to Portable to determine compliance with the terms of this Agreement. Any audit must be conducted during the hours of 8 AM and 5 PM Pacific Time by an independent certified public accountant selected by AmEx and reasonably satisfactory to Portable and all costs of an audit shall be borne by AmEx; provided, however, that if the results of an audit disclose a shortfall, Portable shall promptly pay to AmEx the amount of such underpayment and, if the results


*Certain information on this page has been omitted and filed separately with the
 Commission. Confidential treatment has been requested with respect to the
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                                       10
disclose a shortfall of more than two percent (2%) shall also promptly pay to AmEx interest on such underpayment at the rate of twelve percent per annum and the reasonable costs of the audit.

8.      TERM AND TERMINATION.

        8.1 This Agreement shall commence on the Effective Date and, unless sooner terminated as provided in this Agreement, shall remain in full force and effect for a term of three (3) years (the "Initial Term"). Thereafter, this Agreement shall automatically renew for successive two-year terms (each, a "Renewal Term"), provided, however, that a Party may terminate this Agreement on the expiration of the Initial Term or any Renewal Term by delivering written notice of termination to the other not less than sixty (60) days before the expiration of such Initial or Renewal Term.

        8.2 Termination. This Agreement may be terminated at any time prior to the expiration of its term, as follows:

               (a) By either Party by written notice to the other Party if a receiver shall have been appointed over the whole or any substantial part of the assets of the other Party, a petition or similar document is filed by the other Party initiating any bankruptcy or reorganization proceeding, or such a petition is filed against the other Party and such proceeding shall not have been dismissed or stayed within sixty (60) days after such filing;

               (b) By either Party upon written notice if the other Party has breached the terms of this Agreement in any material respect and fails to cure such breach within thirty (30) days after receipt of written notice of such default;

               (c) by AmEx if the Financial Statements provided by Portable pursuant to Section 12.4 do not demonstrate that Portable is solvent and able to pay its commercial insurance premiums in commercially reasonable amounts;

               (d) by either Party upon written notice given upon the Acquisition (as defined in Section 13.5) of Portable by a purveyor of corporate charge or credit card that competes with AmEx (an "AmEx Competitor"); and

               (e) by AmEx upon the acquisition of twenty percent (20%) or more of the voting or equity securities of Portable by an AmEx Competitor.

        8.3 Effect of Termination. Upon any termination or expiration of this
Agreement:

               (a) For a period of one year after the date of termination, all applicable books and records of Portable shall be made available to AmEx for the purpose of determining compliance by Portable with its obligations under this Agreement;

               (b) Each Party shall immediately cease distribution of all items in its possession which bear the trademarks of the other Party, shall as promptly as is practicable cease all use of the trademarks of the other Party, and will not use any mark which is confusingly similar to any trademarks of the other Party;

               (c) Each Party shall return to the other Party marketing literature and materials of the other Party in its possession or shall destroy such items and certify their destruction to the other Party; and

               (d) Each Party's rights and obligations with respect to payments due hereunder as well as the provisions of Sections 2.3, 3.2, 4.1 (unless the Agreement has been terminated by AmEx), 4.2, 5.4, 7.4, 7.5, 7.6, 8.3, 8.4, 9, 10, 11, 12, and 13 shall survive termination of this Agreement. In addition, upon a termination of this Agreement pursuant to Section 8.2(d) or Section 8.2(e), the Parties agree that the provisions of Sections 3.1, 5.1, 5.2, 5.3, 6.1(b), 6.1(d), 6.2, 6.3, 7.1, 7.2, and 7.3 (or such other provisions as may be negotiated pursuant to Section 3.3 hereof) shall survive termination for a period of twelve (12) months.

        8.4 No Damages. NEITHER PORTABLE NOR AMEX SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF GOODWILL OR LOSS OF PROSPECTIVE PROFITS, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT STRICTLY IN ACCORDANCE WITH THE TERMS OF 8.1 OR 8.2; PROVIDED, HOWEVER, THAT A PARTY TERMINATING THE AGREEMENT FOR BREACH PURSUANT TO SECTION 8.2 (b) SHALL BE ENTITLED TO RECOVER FOR DIRECT DAMAGES CAUSED BY THE BREACH. EACH OF AMEX AND PORTABLE WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. THE PARTIES ACKNOWLEDGE THAT THIS
SECTION 8.4 HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THAT THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT, BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

9.      TITLE AND COPYRIGHT.

        9.1 General Overview. The Parties contemplate that the Integration Program will include the joint development of technical specifications followed by the independent development of software modules, based in part on such technical specifications, that will integrate the products that are part of the Integration Program. The Parties contemplate that such software modules will be incorporated in the product offering(s) of the developing Party ("Incorporated Modules") and will not be independent components or software programs. The parties wish to provide for joint ownership rights in any software modules that are developed as part of the Integration Program but that are not incorporated in a product of the developing Party ("Unincorporated Modules").

        9.2 Portable. AmEx acknowledges and agrees that, as between AmEx and Portable, XMS and any software module developed by Portable as part of the Integration Program and used by Portable as an Incorporated Module (a "Portable Module") are and shall remain the exclusive property of Portable and that Portable will retain all right, title and interest thereto during the term of this Agreement and thereafter. Copyright to all of the source code, object code, documentation, any other embodiment of XMS and any Portable Module belong to and shall remain with Portable.

        9.3 AmEx. Portable acknowledges and agrees that, as between Portable and AmEx, any software module developed by AmEx as part of the Integration Program and used by AmEx as an Incorporated Module (an "AmEx Module") shall remain the exclusive property of AmEx and that AmEx will retain all right, title and interest therein during the term of this Agreement and thereafter. Copyright to all of the source code, object code and any other embodiment of any AmEx Module belong to and shall remain with AmEx.

        9.4 Joint Ownership. The parties will jointly own the technical specifications developed for the Integration Program. In addition, the Parties will jointly own any Unincorporated Modules developed as part of the Integration Program.

10.     LIMITATIONS OF LIABILITY.

        EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 10, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUES, LOSS OF PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE TECHNOLOGY, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY TO ANY CLAIM OR CAUSE OF ACTION WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY, OR BREACH OF WARRANTY, BUT SHALL NOT APPLY IF (A) A PRODUCT IS DETERMINED TO BE DEFECTIVE AND TO HAVE CAUSED BODILY INJURY OR DEATH, OR (B) IF SUCH DAMAGES ARE THE RESULT OF THE OTHER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

11.     PROPRIETARY INFORMATION AND CONFIDENTIALITY.

        11.1 Proprietary Information. The Parties intend to disclose and exchange confidential, proprietary and trade secret, Technical Information, technical and business plans, proposed products, and marketing and sales reports regarding their businesses and, in the case of Portable, benchmark tests of XMS, the Rebate Rates, and the pricing terms set forth in this Agreement (the "Proprietary Information").

        11.2 Obligation of Confidentiality. Each Party shall protect and keep confidential any and all Proprietary Information of the other Party embodied in any information licensed or disclosed hereunder, and shall not use, disclose or, except as permitted by Section 11.3, allow any third party access to any such Proprietary Information, except to the extent allowed by the licenses granted in this Agreement. In furtherance and not in limitation of the foregoing, each Party agrees to maintain the strict confidentiality of any source code delivered by the other Party.

        11.3 Limited Access. Each Party shall use its best efforts to ensure that only employees and third parties whose duties give them a need to know such Proprietary Information of the other Party shall have access thereto. All such persons and entities shall be instructed to treat the same as proprietary and confidential and the receiving Party shall take such other measures to protect the confidentiality of such Proprietary Information as it deems reasonable under the circumstances. Without limiting the generality of the foregoing, each Party shall require any third party to whom it discloses any Proprietary Information to sign a confidentiality agreement, enforceable by the other Party, whereby such third party agrees to be bound by the confidentiality provisions set forth in Section 11.2.

        11.4 Required Disclosure. If a Party, or any of its employees, shall be under a legal obligation in any administrative, governmental, or judicial circumstance involuntarily to disclose any Proprietary Information of the other, it shall give the Party that owns such Proprietary Information (the "Disclosing Party") prompt notice thereof so that the Disclosing Party may seek an appropriate protective order. If the Disclosing Party is finally unsuccessful in obtaining such protective order, and if the Party receiving such Proprietary Information (the "Receiving Party") or any such employee would, in the opinion of its counsel, be held in contempt or suffer other censure or penalty for failure to disclose, disclosure pursuant to the order or decree of an administrative, governmental or judicial authority with jurisdiction over such Party may be made by the Receiving Party or its employees without liability hereunder.

        11.5 Permitted Disclosures. Notwithstanding the foregoing, neither Party shall be liable to the other with regard to any disclosure of Proprietary Information of the other Party which:

               (a) was known to the Receiving Party, without restriction, at the time of disclosure, as shown by the files of the Receiving Party in existence at the time of disclosure;

               (b) is disclosed with the prior written approval of the Disclosing Party;

               (c) was independently developed by the Receiving Party, without any use of the Proprietary Information and by employees or other agents of (or independent contractors hired by) the Receiving Party who have not been exposed to such Proprietary Information; or

               (d) becomes known to the Receiving Party, without restriction, from a source who obtained such information other than through the breach of this Agreement by the Receiving Party and not otherwise in violation of the Disclosing Party's rights.

        11.6 Remedies. The Parties recognize and acknowledge that Proprietary Information may have competitive value and be of a confidential nature and that irreparable damage might result to the Disclosing Party if such Proprietary Information were improperly disclosed by a Receiving Party to a third party.

        11.7 Survival. The obligations of confidentiality and limitations of use, disclosure, and access set forth herein shall survive the termination of this Agreement for a period of three years from the date of such termination.

12.     INDEMNIFICATION.

        12.1 By Portable. Portable agrees to indemnify, defend and hold harmless AmEx and its Affiliates, and their respective directors, officers, employees, and agents, from any and all third party claims, suits and liabilities (including reasonable attorney's fees and expenses) arising out of or resulting from (a) any claim, suit, or proceeding, and any damages or liability therefrom or settlement thereof (including reasonable fees of attorneys and related costs) to the extent based on a claim that XMS or Portable infringes the patent, copyright, trademark, trade secret, or other proprietary right of a third party,
(b) any actual or alleged act or omission on the part of Portable, its directors, officers, employees or agents (including Affiliates and licensees) in the marketing or selling of XMS or its predecessors and successors (other than to Expense Manager Customers, unless the acts or omissions of Portable are primarily responsible for the claims of the Expense Manager Customer), whether or not such acts or omissions occurred prior to the Effective Date.

        12.2 By AmEx. AmEx agrees to indemnify, defend and hold harmless Portable and its Affiliates, and their respective directors, officers, employees and agents, from any and all claims, suits and liabilities (including reasonable attorney's fees and expenses) (a) arising out or resulting from any actual or alleged act or omission on the part of AmEx, its directors, officers, employees or agents (including Affiliates and licensees) in the marketing or selling of
(i) AXI, Expense Manager, or XMS to Expense Manager Customers, and (ii) any AmEx products or services to Customers and Prospects, whether or not such acts or omissions occurred prior to the Effective Date, including without limitation, providing representations, commitments, or warranties (or failing to effectively disclaim all warranties and liabilities on behalf of Portable) to Prospects and Expense Manager Customers; and (b) of third parties arising out of or resulting from any claim, suit, or proceeding, and any damages or liability therefrom or settlement thereof (including reasonable fees of attorneys and related costs) to the extent based on a claim that AXI or Expense Manager or AmEx infringes the patent, copyright, trademark, trade secret, or other proprietary right of a third party.

        12.3 Indemnification Procedure. If any action shall be brought against either Party in respect of which indemnity may be sought from the other Party pursuant to the provisions of this Section 12 ("Claim"), the indemnified party shall promptly notify the indemnifying party in writing, specifying the nature of the Claim, the total monetary amount sought, as well as such relief as is sought therein. The indemnified party shall cooperate with the indemnifying party at the indemnifying party's expense in all reasonable respects in connection with the defense of the Claim if by a third party. If the Claim from a third party is solely for monetary damages or a claim of infringement, the indemnifying party shall, upon written notice to the indemnified party, undertake the defense or settlement of the Claim; in all other instances, the indemnified party, upon written notice to the indemnifying party, may undertake the defense or settlement of the Claim. In the event the indemnified party undertakes the defense or settlement of the Claim, the indemnifying party shall have the right to employ separate counsel at its own expense and participate in the defense of the Claim. The indemnifying party shall reimburse the indemnified party upon demand the judgment of a court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, and shall reimburse the indemnified party upon demand for any payments of attorney's fees and related expenses made by the indemnified party. A Party's failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any claim for indemnification shall not constitute a defense (in part or in whole) to any claim for indemnification for such Party, except and only to the extent that such failure shall result in any prejudice to the indemnifying party; provided, that any such compromise or settlement must be approved by the indemnifying party, and any such compromise or settlement must be approved by the indemnified party, which approval shall not be unreasonably withheld.

        12.4 Financial Statements. As promptly as practicable following the end of each of its fiscal years during the term of this Agreement, Portable shall deliver to AmEx a complete copy of Portable's audited financial statements certified by Portable's independent certified accountants (the "Financial Statements"). The Financial Statements shall be Proprietary Information of Portable.

13.     GENERAL.

        13.1 Entire Agreement; Amendment. This Agreement, together with any exhibits attached hereto, contains the complete and exclusive understanding and agreement of the parties with respect to its subject matter and supersedes, merges, and replaces all prior writings, discussions and understandings relating to such subject matter. This Agreement may only be amended by a written agreement and signed by authorized representatives of both parties.

        13.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction. The Parties hereby consent to the exclusive jurisdiction of any State or Federal court located in New York County. Neither

Party shall knowingly take or fail to take any action that might cause it or the other Party to be in violation of any law or regulation of the United States, including the United States Foreign Corrupt Practices Act.

        13.3 Force Majeure. Neither Party shall be liable for any delay or failure to meet its obligations pursuant to this Agreement due to natural circumstances beyond its reasonable control, including, but not limited to war, riots, insurrection, civil commotion, fire, flood, storm or inability to obtain necessary labor, materials or manufacturing facilities as a direct result of such natural disasters.

        13.4 Severability. If any term or provision of this Agreement is found to be invalid or unenforceable for any reason, it shall be adjusted rather than avoided, if possible, so as best to accomplish the objective of the parties to the extent possible. In any event, the remaining terms and provisions shall be deemed valid and enforceable. It is expressly understood and agreed that each provision of this Agreement providing for a limitation of liability disclaimer or limitation of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provisions and to be enforced as such.

        13.5 Assignment. This Agreement shall be binding on the Parties and on their successors and assigns. Except as expressly provided herein, neither Party shall transfer, assign or subcontract any right or obligation hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required (i) in connection with any assignment to an entity that acquires all or substantially all of a Party's assets, voting stock, or business (an "Acquisition"); or (ii) to an Affiliate of a Party.

        13.6 Waiver. The failure of either Party any time to require performance by the other Party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter; nor shall the waiver by either Party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

        13.7 Indemnification; Attorneys' Fees. Subject to the limitations of
Article 10, each Party agrees to indemnify and hold harmless the other and their respective Affiliates and their respective directors, officers, employees, from losses, damages and liabilities to the extent arising out of or based upon a breach by such Party of this Agreement. In the event of any suits and actions with respect to this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute.

        13.8. Cooperation. Each Party to this Agreement agrees to execute and deliver all documents and to perform all further acts and to take any and all further steps that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

        13.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute a single instrument.

        13.10 Notices. All notices relating to this Agreement shall be in writing, signed by the Party giving or making such notice or communication, and shall be delivered by: (a) personal delivery; (b) telecopier facsimile transmission; or (c) by postage-prepaid certified or registered mail (airmail if available), return receipt requested. Notices shall be sent to the address of the other Party set forth below, or such other address as either Party may specify in writing in accordance with this Section 13.10, and shall be deemed given upon personal delivery, three (3) business days after deposit in the mail, or upon acknowledgment or receipt of facsimile transmission:


        For Portable:                               For AmEx:
        S. Steven Singh                             [*]
        President and CEO                           Senior Vice President and
        Portable Software Corporation               General Manager
        14715 NE 95th Street                        American Express Company
        Redmond, WA 98052                           140 Broadway (43rd Floor)
                                                    New York, NY  10005

        13.11  Voluntary Preliminary Dispute Resolution.

               (a) In the event of any controversy or claim arising out of or relating to this Agreement, the Steering Committee will first attempt in good faith to resolve the matter. If the Steering Committee is unable to resolve such matter, the Parties will attempt in good faith to resolve such matter by negotiations between senior executives of the Parties who have settlement authority but do not have direct responsibility for the administration of this Agreement. If the Parties are unable to resolve a controversy or claim within sixty (60) days after written submission to the Steering Committee, then the matter may be submitted to a court of competent jurisdiction. All negotiations conducted pursuant to this Section 13.11 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence;

               (b) The Parties shall submit any claim, dispute, or controversy within one year after such claim, dispute, or controversy becomes known to the Party seeking redress; and

               (c) This Section 13.11 sets forth the exclusive method for adjudicating disputes between the Parties arising out of or relating to this Agreement; provided that nothing in this Section 13.11 shall prevent a Party from applying to the federal or state courts to obtain injunctive relief pending resolution of the dispute through the voluntary dispute resolution procedures set forth herein and to join in any such action such other claims as may be required to be brought by applicable joinder rules.


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        13.12 No Agency. All decisions regarding effectuation this Agreement and any action to be taken hereunder shall be solely at the discretion of the Party making such decision. Neither Party shall hold itself out as an agent of the other. Neither Party shall have any authority to bind or obligate the other in any manner.

        13.13 Insurance. Portable shall at all times during the term of this Agreement maintain insurance in commercially reasonable amounts covering interruption of services and other general liabilities. Such insurance shall name AmEx as an additional insured. Portable shall promptly notify AmEx in the event of a cancellation or other termination of any such policy.

        13.14 Trademarks. The use by a Party of any logo, trademark or other mark owned by the other Party or Affiliates of the other Party shall be strictly limited to each specific right to use articulated in this Agreement.

        13.15 Investment. Portable agrees to grant AmEx an option to purchase shares of Portable's Series E Preferred Stock, for an aggregate purchase price of One Million Dollars and at a pre-money valuation of not less than One Hundred Million Dollars on the terms set forth in Exhibit G. This option shall expire at the earlier of (i) February 14, 1998, and (ii) delivery of written notice of expiration to AmEx by Portable.

        13.16 Interpretation. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof. In the event of a conflict between the terms of this Agreement and the terms of an Exhibit, the terms of this Agreement shall control.

        IN WITNESS WHEREOF, the Parties hereto agree to the provisions set forth above and have executed this Strategic Marketing Alliance Agreement as of the Effective Date.

PORTABLE SOFTWARE CORPORATION               AMERICAN EXPRESS COMPANY




By: /s/ S. STEVEN SINGH                  By: /s/    [*]
   ----------------------------------       ---------------------------------
           S. Steven Singh                          [*]
Title:  President and CEO                   Title:  Senior Vice President and
                                                    General Manager



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT A

             Portable Software Corporation Volume License Agreement

                      PORTABLE AGREEMENT NUMBER:__________


                          PORTABLE SOFTWARE CORPORATION
                            VOLUME LICENSE AGREEMENT


Volume License Agreement (the "Agreement") made this ______ day of ____________, 1997, (the "Agreement Date") by and between Portable Software Corporation ("Portable") and _____________________ ("Customer").

In consideration of the license fee paid by Customer to Portable and of the mutual covenants and conditions set forth herein, the parties agree as follows:

DEFINITIONS:

"Authorized User" means an employee or agent of Customer (including any wholly-owned subsidiary of Customer) who prepares or processes a Customer expense report.

"CustomerOne Services" means the technical support and related services provided by Portable for the Licensed Programs as set forth in Section 5.1 and Exhibit B.

"Documentation" means technical manuals and other documentation relating to the operation and use of the Licensed Programs which are delivered with the respective Licensed Programs.

"Licensed Programs" means the Portable Software and the Third Party Software.

"Portable Software" means object code versions of the software programs developed by or for Portable and described in Exhibit A including any accompanying Documentation, and also including all Updates thereto which may be provided to Customer by Portable pursuant to the terms of Section 5.

"Third Party Software" means the object code versions of the third party software programs described in Exhibit A, including any accompanying Documentation, and including all Updates thereto which may be provided to Customer by Portable pursuant to the terms of Section 5.

"Updates" means one (1) copy of all published revisions and corrections to the Documentation and one (1) copy of corrections and new releases of the Licensed Programs that are generally made available at no additional cost to Portable's customers who have ordered CustomerOne Services for the relevant time period. Updates shall not include any options or future products which Portable or third party vendors license separately.

1.       LICENSE

1.1 Portable hereby grants to Customer, subject to the terms and conditions of this Agreement and payment of the license fees set forth in Exhibit A, a fully-paid, non-exclusive license without right of sublicense (the "License") to have the Licensed Programs used by Authorized Users solely for Customer's own internal data processing operations. This

         License permits Customer to have the Licensed Programs used by a number of Authorized Users not exceeding the number of user licenses Customer has purchased as listed on Exhibit A. Portable reserves the right to include within the Licensed Programs means to audit or determine the number of Authorized Users using the Licensed Programs. Customer may only duplicate the Licensed Programs and the Documentation in order to make a copy available to each Authorized User.

1.2 Customer agrees to maintain an annual record of the number of users who have submitted an expense report. Such record will be obtained by running a report against Customer's XMS database. These annual records must be retained for as long as the Licensed Programs remain in use and for a period of two (2) years thereafter, and must be made available for inspection by Portable or its authorized representative upon demand.

1.3 Other than as provided in the preceding paragraph, Customer may not copy any Licensed Programs, or any portion thereof, except to (a) make one copy solely for backup or archival purposes; or (b) transfer the Licensed Programs to a single hard disk provided Customer keeps the original solely for backup or archival purposes. Customer agrees to reproduce on each copy the copyright and other proprietary notices provided on the Master Disk(s) and the Documentation. Customer may not market, rent, lease, or relicense the Licensed Programs or use the Licensed Programs for third party training, commercial timesharing, or service bureau use.

1.4 Customer is authorized to use the Licensed Programs on a back-up computer, at no additional charge, when its primary computer is temporarily inoperable until operable status is restored and processing on the back-up computer is completed. In addition, Customer may install the Licensed Programs on a nonproduction test computer, at Customer's disaster recovery site, for a period not to exceed thirty (30) days per year, solely to recreate Customer's production environment for disaster recovery testing. Customer expressly agrees that it shall neither apply nor benefit from the functionality of the Licensed Programs under such disaster recovery testing, except in the case of disaster.

1.5 Customer agrees not to alter, merge, modify or adapt the Licensed Programs or the Documentation in any way or remove or obscure Portable's copyright or trademark notices. In particular, Customer agrees not to cause or permit the disassembly, decompilation, or reverse engineering of any Licensed Program. In jurisdictions where a right to reverse engineer is provided by law unless information is available about products in order to achieve interoperability, functional compatibility, or similar objectives, Customer agrees to submit a detailed written proposal to Portable concerning Customer's information needs before engaging in reverse engineering.

1.6 Other Portable products and/or run time versions of Third Party Software, may be embedded in or delivered with the Licensed Programs under this Agreement ("Embedded Programs"). Customer's right to use any Embedded Programs shall be limited to use necessary to implement the Licensed Programs it has licensed. Customer shall have no right to use such Embedded Programs other than as necessary for the licensed ordinary use of the Licensed Programs.

2.       OWNERSHIP

2.1 Portable is the owner of, or has the rights to distribute, all of the software components of the Licensed Programs, all copies of the Licensed Programs, the forms generated by the Licensed Programs and the Documentation for the Licensed Programs. The Licensed Programs and the Documentation are also protected under applicable copyright laws and Customer's right to use the Licensed Programs and the Documentation is limited to the terms and conditions set forth in this Agreement. Any use of the Licensed Programs by the U.S. government is subject to "restricted rights" as that term is defined in FAR 52.227-19(c)(2) or DFAR 252.227.7013(c)(1) (if used in a defense related agency). Customer does not acquire any rights, express or implied, in the Licensed Programs, other than those specified in this Agreement.

3.       LIMITED WARRANTY AND LIMITATION OF REMEDIES

3.1      Warranties

A.       Licensed Programs

         Portable warrants that (i) each Licensed Program will perform in all material respects in accordance with the Documentation for a period of ninety (90) days from the date of delivery of such Licensed Program to Customer, and (ii) each Licensed Program will not, as a result of the date change from December 31, 1999 to January 1, 2000 fail to perform in all material respects in accordance with the Documentation in the year 2000 and beyond.

         Portable further warrants that the Licensed Programs do not contain any time bombs, usage authorization codes, or other codes or programming devices that may be used to access, modify, delete, damage, deactivate or disable the Licensed Programs. The foregoing will not be deemed to prohibit or limit Portable in any way from including features in the Licensed Programs which restrict unlicensed use.

B.       Media

         Portable warrants that the Master Disk provided by Portable will be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of delivery of the Master Disk to Customer.

C.       Services

         Portable warrants that its CustomerOne Services and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for ninety (90) days from performance of service.

3.2      Limitations of Warranty

         The warranties above are the sole warranties provided by Portable. To be covered by these limited warranties, Customer must provide Portable with written notice of the breach of warranty within the applicable warranty period. Please do not return any defective Master Disks until you have called Portable's technical service support group and received a return authorization number ("RMA"). The warranties do not apply if a Master Disk has been damaged by misuse, or abuse or if a Licensed Program error is caused, in whole or in part, by the failure of any hardware or other equipment to function in accordance with the specifications of the applicable manufacturer. PORTABLE SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED PROGRAMS, THE MEDIA, THE CUSTOMERONE SERVICES AND CONSULTING SERVICES. In no event does Portable warrant that the LICENSED PROGRAMS, related Documentation, or services will satisfy Customer's requirements, be without errors, or that all Licensed Program errors will be corrected, or that the operation of the LICENSED PROGRAMS will be uninterrupted.

3.3      Exclusive Remedies

         Customer's exclusive remedy, and Portable's entire liability for any breach of warranty, shall be:

A.       For Licensed Programs

         At the option of Portable, either correction of the error that caused the breach of warranty, or refund of the license fees paid to Portable for the non-performing Licensed Program.

B.       For Media

         Portable will replace the defective materials unless the Master Disks have been damaged by misuse or abuse.

C.       For Services

         At the option of Portable, either the reperformance of the services, or refund the fees paid to Portable for the unsatisfactory services.

4.       LIMITATION OF LIABILITY AND DAMAGES

4.1 NEITHER PARTY (INCLUDING PORTABLE'S THIRD PARTY SOFTWARE PROVIDERS) WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR THIRD PARTY DAMAGES (INCLUDING LOST PROFITS OR SAVINGS, BUSINESS INTERRUPTION, LOSS OF DATA, OR SIMILAR CLAIMS), WHETHER IN AN ACTION IN CONTRACT OR IN TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The limitation of liability set forth in this Section shall not be applicable to claims by Portable for Customer's breach of the scope of the license rights under Section 1.

4.2 To the maximum extent permitted by law, Portable's total liability under this Agreement, for whatever cause other than bodily injury, whether in an action in contract or in tort, will be limited to the actual license fees paid by Customer under this Agreement, and if such liability results from Customer's use of the Licensed Programs or from services provided by or on behalf of Portable, such liability will be limited to the actual fees paid by Customer for the relevant Licensed Program or services giving rise to the liability. The limitation of liability set forth in this Section shall not be applicable to claims of infringement under Section 9.

4.3 The parties acknowledge that this Agreement allocates the risks between Portable and Customer and that the fees reflect the limited warranties, limitation of liability, and allocation of risk under this Agreement. Customer further acknowledges that the pricing and terms of this Agreement would have been different had there been a different allocation of risk.

4.4 The parties acknowledge and agree that the limitations specified in this Section will survive and apply even if any remedy provided in this Agreement is determined to have failed of its essential purpose.

5.       CUSTOMERONE, CONSULTING AND INTEGRATION SERVICES

5.1 CustomerOne Services will be provided to customer only under the terms of Portable's CustomerOne policies (including applicable fees) in effect on the date customer support is rendered. Portable's current policies for its CustomerOne Services are set forth in Exhibit B attached to this Agreement. Reinstatement of lapsed CustomerOne Services is subject to Portable's CustomerOne reinstatement fees in effect on the date CustomerOne Services are reordered.

5.2 Portable will provide consulting and training services agreed to by the parties in writing under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing. Any consulting or training services acquired from Portable shall be bid separately from the Licensed Programs and Customer may acquire either Licensed Programs or consulting services without acquiring the other. For any on-site services requested in writing by Customer, Customer shall reimburse Portable for reasonable, actual travel and out-of-pocket expenses incurred.

6.       PAYMENT AND TAXES

6.1 Payment of license fees shall be due thirty (30) days after delivery of the Licensed Programs. All other fees, including fees for CustomerOne Services which are payable in advance of the applicable Support Period, shall be paid within thirty (30) days of Customer receipt of a proper invoice. If Customer's procedures require that an invoice be submitted against a purchase order before payments can be made, Customer will be responsible for issuing the purchase order at the time of order. Customer agrees to pay applicable media and shipping charges. Customer shall pay all applicable shipping charges and any federal, state, or local excise, sales, use or other taxes (except taxes based on Portable's net income) imposed in respect of the License granted hereunder or otherwise arising out of this Agreement. In the event that Portable is required to pay any such tax, Customer shall promptly reimburse Portable for the same. Customer shall reimburse Portable for all reasonable travel and out-of-pocket expenses incurred by Portable in rendering any services. If past due amounts owing from Customer are not paid within thirty (30) days (i) the unpaid amount shall bear interest at the rate of 1% per month, and (ii) Portable will have the right to terminate this Agreement upon thirty (30) days written notice to Customer. Customer shall reimburse Portable for all reasonable cost incurred (including reasonable attorneys' fees) in collecting past due amounts.

7.       EXPORT RESTRICTIONS

7.1 Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to ensure that neither the Licensed Programs nor any direct product thereof are (i) exported directly or indirectly, in violation of Export Laws; or (ii) intended to be used for any purposes prohibited by the Export Laws, including without limitation, nuclear, chemical, or biological weapons proliferation. If a Licensed Program has been rightfully obtained by Customer outside of the United States, Customer agrees not to re-export such Licensed Program or any related technical information except as permitted by the laws and regulations of the United States and those of the jurisdiction in which Customer obtained such Licensed Programs.

8.       TERM AND TERMINATION

8.1 This Agreement remains effective until terminated. Customer can terminate this Agreement at any other time upon returning the Master Disk to Portable and destroying all the copies of the Licensed Programs in any form in Customer's possession. This License will also terminate if Customer fails to comply with any material term or condition of this Agreement and such breach is not cured within thirty (30) days following written notice from Portable specifying such breach. This Agreement will terminate automatically upon any transfer of a copy of the Licensed Programs by Customer other than as permitted by this Agreement. The parties rights and obligations under Sections 1.2, 2, 3.2, 4, 6, 7, 8.1, 9, 10, 11, and 12 shall survive termination of this Agreement.

8.2 In the event of a termination of this Agreement, and in addition to any other rights or remedies available to Portable, Customer shall promptly return to Portable the Master Disk and destroy all copies of the Licensed Programs in any form in Customer's possession. Within two (2) weeks after any termination, Customer shall certify in writing to Portable that it has destroyed any and all copies of the Licensed Programs in Customer's possession. Except as provided in Section 3, Customer shall not be entitled to a refund of any portion of the license fee upon termination of this Agreement.

9.       INDEMNIFICATION FOR INFRINGEMENT

9.1 Portable warrants to Customer that the Licensed Programs do not infringe any patent issued in the United States or a European Union country, or any trade secret, copyright, or other proprietary rights. As Customer's exclusive remedy for breach of this warranty and Portable's entire liability for infringement, Portable agrees to indemnify and hold Customer harmless with respect to any suit, claim, or proceeding brought against Customer alleging that Customer's permitted use of the Licensed Programs under this Agreement constitutes an infringement of any patent issued in the United States or a European Union country, or any trade secret, copyright, or other proprietary right. Portable shall defend Customer against any such suit, claim, or proceeding, and pay all litigation costs and reasonable attorneys' fees incurred in connection with such suit, claim or proceeding, and all settlement payments and damages awarded therein, provided that Portable is notified in writing within thirty (30) days of any such suit, claim or proceeding, Customer tenders the control of any such claim or proceeding to Portable, and Customer cooperates with Portable in the defense or settlement of same.

9.2 Upon notice of alleged infringement or if in Portable's opinion such a claim is likely, Portable shall have the right, at its option and expense, either: (a) to procure for Customer the right to continue using the Licensed Programs; or (b) to replace or modify the Licensed Programs so that they provide substantially the same, or greater, functionality and performance than the infringing

         Licensed Program, but are no longer subject to a claim or infringement. If, in Portable's opinion, none of the options above are reasonably available, Customer's sole and exclusive remedy shall be to return the infringing Licensed Programs to Portable in exchange for a refund of the price that Customer paid to Portable for such Licensed Programs, less reasonable amortization pro-rated over a forty-eight (48) month term from the date the infringing Licensed Programs are shipped to Customer. Portable shall not have any obligation under this Section:
         (a) to the extent the claim arises from a modification of the Licensed Program other than by or on behalf of Portable or from Customer's use of the Licensed Program in combination with other non-Portable software, equipment or devices; or (b) if Portable has provided Customer with a non-infringing version of the Licensed Programs (that provide substantially the same, or greater, functionality and performance than the infringing Licensed Program) and Customer does not promptly replace all copies of the infringing version of the Licensed Programs with the non-infringing version.

10.      CONFIDENTIALITY

10.1 By virtue of this Agreement, Portable and Customer may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Licensed Programs, the results of any benchmark testing of the Licensed Programs (both of the foregoing are trade secrets of Portable), the terms and pricing under this Agreement and all information clearly identified as confidential. A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was rightfully in the possession of the other party or was known by it prior to its disclosure; (c) is independently developed by the receiving party without use of any Confidential Information of the other party; or (d) was or is provided by the disclosing party to third parties without restriction on disclosure.

10.2 The parties (including their respective employees and agents) agree to hold each other's Confidential Information in confidence during the term of this Agreement and for two (2) years thereafter. The parties further agree, unless required by law or by court order, not to disclose or make any Confidential Information of the other party available in any form to any third party or to use it for any purpose other than the implementation of this Agreement. Customer will not permit anyone except Authorized Users to have access to the Licensed Programs.

11.      RIGHT TO AUDIT

11.1 Portable may from time to time request Customer to provide a certification that actual use of the Licensed Programs are in compliance with the terms of this

         Agreement. Portable may also, upon advance notice of at least five (5) days, perform an audit during regular business hours to determine compliance with the terms of this Agreement, provided that such audit shall not unreasonably interfere with Customer's operations. If the number of copies or Authorized Users is found to be greater than that specified in this Agreement, or any modification to this Agreement, Portable may charge Customer the applicable current license fees therefor. If the resulting adjustment to the license fees owing by Customer are greater than 5% of the license fees previously paid by Customer to Portable, Portable may also charge Customer the reasonable expenses associated with such audit.

12.      GENERAL TERMS

12.1 This Agreement is governed by the laws of the State of Washington, excluding those laws that direct the application of the laws of another jurisdiction. The parties agree that this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods and that English is the governing language of this Agreement. The parties hereby irrevocably consent to the personal jurisdiction of the federal and state courts sitting in King County in the State of Washington, and to service of process within or without Washington by certified mail requiring a signed receipt, and the parties agree that any court action relating to the enforcement of any arbitration award or judgment or seeking injunctive or other equitable relief, shall be brought in such courts.

12.2 All controversies or claims arising out of or relating to this Agreement shall be resolved in accordance with the terms and conditions set forth in this Section. First, the parties will attempt in good faith to resolve each controversy or claim within sixty (60) days by negotiations between senior executives of the parties who have settlement authority and who do not have direct responsibility for the administration of this Agreement. The disputing party shall give the other party written notice of the controversy or claim in accordance with the notice provision of this Agreement. The other party shall submit a response within twenty (20) days after receiving said notice. The notice and response shall include (a) a summary of the party's position and a summary of the evidence and arguments supporting its position, and (b) the name of the executive who will represent the party. The executives shall meet at a mutually acceptable time and place within thirty (30) days of the disputing party's notice and thereafter as often as they deem reasonably necessary to resolve the controversy or claim. Portable and Customer agree that all negotiations conducted pursuant to this Section are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

         If the controversy or claim has not been resolved within sixty (60) days of the disputing party's notice, the controversy or claim will be resolved through binding arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") then in effect. If Customer initiates arbitration, the arbitration proceeding will be held in King County in the State of Washington and if Portable initiates arbitration, the arbitration proceeding will be held in the city of the federal district courthouse closest to Customer's principal place of business. The parties agree that service of any notices in the course of such arbitration at their respective addresses as provided in Section 12.4 shall be valid and sufficient. All proceedings will be held and a transcribed record prepared in English. The parties will choose, by mutual agreement, one arbitrator within thirty (30) days of receipt by a party of the other party's notice of its intent to arbitrate. If no arbitrator is appointed within the time provided in this Agreement or any extension of time which is mutually agreed upon, the AAA will make such appointment within thirty (30) days of such failure. The award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses, and judgment on such award may be entered in any court having jurisdiction thereof. Nothing in this Section shall be deemed to prohibit or restrict either party from seeking injunctive relief and such other rights and remedies as it may have at law or equity for any actual or threatened breach of any provision of this Agreement relating to a party's confidential information or proprietary rights. Except for actions for nonpayment or breach of proprietary rights in the Licensed Programs, no action, regardless of form, arising out of this Agreement may be brought more than one (1) year after the cause of action has accrued.

12.3 Except for Customer's obligation to pay Portable, neither party shall be liable for any delay or failure to perform due to external causes beyond its reasonable control.

12.4 All notices shall be in writing and shall be delivered personally (including overnight mail by private courier) or sent by first-class mail (return receipt requested) or facsimile transmission to the address listed in the signature page to this Agreement. Notice shall be deemed to have been given at the time of delivery, twelve (12) hours after confirmation of receipt if sent by facsimile, and three (3) business days after mailing if sent by first-class mail. If Customer has any questions concerning this Agreement, Customer can contact Portable at the following address:

                  Portable Software Corporation
                  14715 NE 95th Street
                  Redmond, WA  98052
                  Attention:  Contract Administration

12.5 Customer acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms and conditions. Customer further agrees that this Agreement (including the Exhibits attached to this Agreement) is the complete and exclusive statement of the agreement between Customer and Portable regarding its subject matter and supersedes and merges any earlier proposal or prior arrangement, whether oral or written, and any other communications between Customer and Portable relative to the subject matter of this Agreement. If any provision of this Agreement is found void or unenforceable, that provision will be enforced to the maximum extent possible, and the remaining provisions of this Agreement will remain in full force and effect. To expedite order processing, Customer agrees that Portable may treat documents faxed by Customer to Portable as original documents; nevertheless, either party may require the other to exchange original signed documents. No purchase order, other ordering document, or any handwritten or typewritten text which purports to modify or supplement the printed text of this Agreement shall add to or vary the terms of this Agreement. Customer consents to Portable identifying Customer as a customer of the Licensed Programs on Portable's customer list.

12.6 Neither this Agreement nor the License granted herein may be assigned or transferred without the prior written permission of Portable, which permission shall not be unreasonably withheld. Any attempted assignment without such consent will be void.



Portable:    Portable Software Corporation                  Customer:_____________________________________

Name:        Tim Fitzgerald                                 Name:_________________________________________

Title:       Vice President of North American Sales         Title:________________________________________

Signature:   ______________________________________         Signature:____________________________________

Date: _____________________________________________         Date:_________________________________________

                                                            Volume License Administrator:_________________

                                                            Phone / Fax:__________________________________

                                                            Address:______________________________________

                                                                    _______________________________________



                                                     EXHIBIT A

VOLUME AGREEMENT
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
       DATE             MODIFICATION               SOFTWARE PRODUCTS            # OF USER       PER USER        EXTENDED
                           NUMBER                      LICENSED                  LICENSES         PRICE           PRICE
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          Xpense Management Solution                               $               $
                                            QuickEpense Enterprise
                                            XpenseServer
                                            XpenseProcessor
                                            XpensePrepopulation
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          XpenseAnalysis                                          [*]
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          XpenseAnalysis Administrator                            [*]
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          XpenseInsight                                           [*]
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          XpenseInsight Administrator                             [*]
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          ODBC Drivers (Unless MS SQL)             [*]            [*]              $
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------

   o Amounts above do not include applicable taxes and shipping charges.

   o For a period of ____ years from the Agreement Date, Customer may purchase additional user licenses of the software products listed above for the applicable per user price specified above, provided that Customer submits a minimum order of ____ user licenses for each such purchase.


CUSTOMERONE SERVICES
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
       DATES            MODIFICATION               SOFTWARE PRODUCTS            # OF USER       PER USER        EXTENDED
      COVERED              NUMBER                      LICENSED                  LICENSES         PRICE           PRICE
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          Xpense Management Solution                               $               $
                                            QuickEpense Enterprise
                                            XpenseServer
                                            XpenseProcessor
                                            XpensePrepopulation
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          XpenseAnalysis                                          [*]               $
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          XpenseAnalsyis Administrator                            [*]               $
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          XpenseInsight                                           [*]               $
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          XpenseInsight Administrator                             [*]               $
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------
                                          ODBC Drivers                             [*]            [*]              [*]
-------------------  -------------------  ----------------------------------  -------------  -------------  -----------------

o  Amounts above do not include applicable taxes and shipping charges.

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    EXHIBIT B

                         Summary of CustomerOne Services

         During the one year period commencing on the Agreement Date, Portable will provide the CustomerOne Services described below for the fees indicated on Exhibit A. The period during which CustomerOne Services will be provided to and purchased by Customer will be automatically extended: (i) for an additional one-year period unless terminated in writing by Portable or Customer at least thirty (30) days before the end of the initial one-year period and; (ii) thereafter, for successive additional one-year periods unless terminated in writing at least thirty (30) days before the end of the initial one-year period by Portable or Customer (the initial end of any one-year period and each subsequent extension period are hereinafter each referred to as a "Support Period"). Portable reserves the right to change any term of its CustomerOne Services (including the fee), effective at the beginning of any Support Period, by giving Customer written notice at least sixty (60) days before the end of the prior Support Period. This Agreement may also be terminated during a Support Period as provided in Section 8 of the Agreement.

A. Updates. Portable will promptly provide to Customer at no additional charge Updates of the Licensed Program(s) if and when each such Update is generally made available by Portable to its customers. Customer acknowledges and agrees that each such shall be regarded as a Licensed Program under this Agreement, and Customer's use of the Updates shall be subject to all the terms and conditions of this Agreement regarding Licensed Programs. It is expressly understood and agreed by Customer that Portable is under no obligation to issue Updates under future products that Portable or a third party vendor licenses separately.

B. Technical Support. Portable will provide to Customer telephone technical support for seven (7) days a week and twenty-four (24) hours per day, excluding holidays. During the hours of 6:00 p.m. to 6:00 a.m. Portable's technical support department is available via a pager service. Customer will be given the pager number. No support will be available from 6:00 p.m. Pacific Time on the day immediately preceding a holiday until 6:00 a.m. Pacific Time on the day immediately following a holiday. Portable currently observes the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day after Thanksgiving, and Christmas Day. These holidays are subject to change without prior notice to Customer. The following categories of telephone technical support will be provided:

     o Second tier support for QuickXpense Enterprise Software. Second tier technical support is defined as those questions forwarded to Portable from the internal help desk or designated representative of Customer.

     o    End user support for all other Licensed Programs.

C. Error Corrections. Provided that the Licensed Programs are running under an operating environment that is support by Portable (each, a "Supported Environment"), Portable shall use its reasonable efforts to correct any reproducible programming error in a Licensed Program which significantly degrades the use of the Licensed Program ("Error") with a level of effort commensurate with the severity of the Error, provided that Portable (i) shall have no obligation to correct all Errors in the Licensed Programs; and

     (ii) shall not be responsible for correctly any Errors not attributable to the Licensed Programs. Errors attributable to Portable shall be those that are reproducible by Portable on unmodified Licensed Program. Errors attributable to Customer's modification or misuse of a Licensed Program, or to Customer's change in or of its Supported Environment, will be billed at Portable's standard consulting rates then in effect.

D. XpensePolicy. Provide XpensePolicy development and redesign services for one (1) modifications or one (1) new XpensePolicy during each Support Period.

E. Exclusions and Limitations. Portable is not required to provide any CustomerOne Services relating to problems arising out of (i) Customer's failure to implement all Updates issued under the Agreement; (ii) any alternations or additions to the Licensed Programs performed by parties other than Portable; (iii) interconnection or the Licensed Programs with other software products not supplied by Portable except as expressly prescribed in the Documentation; or (iv) use of the Licensed Programs on a system other than a Supported Environment.

     Portable reserves the right to terminate support (including Error correction services) of any Licensed Program or prior release that has been superseded by a new release anytime after six (6) months have elapsed since the shipment of a new release.

                                    EXHIBIT B

                 Expense Manager Customers at November 30, 1997


                                            Estimated
NAME OF            Designated               Number of
CUSTOMER           Representative           Authorized Users


                                    Sheet 1


                                      [*]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Sheet 1


                                      [*]


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Sheet 1

                                      [*]

*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Sheet 1

                                      [*]


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C-1

                          Integration Program Features

                         Integration Program Feature Set


                                      [*]


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C-2


     Australia
     New Zealand
     United Kingdom
     France
     Belgium
     Denmark
     Finland
     Sweden
     Norway
     Pacific Rim (excluding double-byte countries)

                                    EXHIBIT E


Description of Function (Responsible Party)

Lead Generation (AmEx):

- Generating Prospects and Leads for XMS; techniques include, but are not limited to, direct referrals by sales staff; and including appropriate references to XMS in direct mail, seminars, advertising, trade shows, public relations, etc.

Lead Pre-Qualification (AmEx):

- Capturing and analyzing such detailed information as is required on the Lead Referral Worksheet regarding a Prospect, including development of a technical profile of the Prospect computer system and operating environment.

- Identifying roles of key people in the Prospect's decision-making process, understanding the scope of responsibility and authority of these key people, and determining where Prospect is in its decision-making process.

- Establish appointments for the external field sales force as conditions and information dictates.

Initial Prospect Introduction/Meeting (AmEx, Portable):

- Typically a face-to-face meeting where a complete overview of the Portable/AmEx marketing partnership, and solution is discussed, profiles of Portable and AmEx are presented, and a complete XMS demo and presentation is made.

Sales Cycle Account Management (Portable):

- Overall responsibility for sales cycle management of the XMS program including discovering and resolving account management issues, navigating the Prospect organization's decision-making structure, and making additional face-to-face presentations to key individuals and departments.

- Negotiating all business terms of a license agreement with the customer.

Technical Pre-sales Account Management (Portable):

- Discovering and resolving technical issues and understanding the prospect's technical environment.

PILOT TEST MANAGEMENT (PORTABLE):

- Completing systems configuration guides, installing implementing, and configuring XMS (including the policy configuration files(s)) and hardware necessary to ensure a successful pilot test.

- Training and assisting with the development of training materials and other user aids for distribution with XMS.

- On-going technical support to the pilot group (end-users as well as systems administrators).

-        Pilot evaluations.

- Hand-off of existing technical systems configuration information to the implementation and installation team.

SYSTEMS INSTALLATION/IMPLEMENTATION/INTEGRATION (PORTABLE):

- Detailed meeting with Customer personnel to establish the scope of the engagement.

-        Manage all aspects of the systems installation.

- Manage all aspects of implementation of XMS. This includes such tasks as training of systems administrators, Customer's help desk, end-users, and "train the trainers" courses.

- Manage all aspects of XMS integration. This includes such tasks as integration of the XMS data with existing financial systems for payment to third parties, payment to employees, and financial accounting system posting. Integration tasks can also include other aspects depending on a Customer's structures and the type of systems they are using and operating environment in which XMS will run.

POST SALES TECHNICAL SUPPORT (PORTABLE):

- Provide first-tier telephone technical support for systems administrators, help desk personnel and accounting personnel.

-        Provide such support on a 7 day a week 24 hour a day basis.

ON-GOING PRODUCT ENHANCEMENTS (UPGRADES/UPDATES) AND MAINTENANCE (PORTABLE):

- Enhance the functionality of XMS through both minor periodic releases as well as through major releases which include new functionality.

                                    EXHIBIT F

                             LEAD REFERRAL WORKSHEET

                         Portable Software Corporation
                          XMS Lead Referral Worksheet



Lead Referrer
Date Submitted:   ________________________

Name:             ________________________  Company: ___________________________

Address:          ______________________________________________________________

City, State, Zip: ______________________________________________________________

Phone:            ________________________  Signature:__________________________

Lead Profile (One Contact Must Be Accounting/Finance)

Company:          ________________________  Industry: __________________________

Address:          ______________________________________________________________

City, State, Zip: ______________________________________________________________

Contacts:         ___________________  ___________________  ____________________

Titles:           ___________________  ___________________  ____________________

Phones:           ___________________  ___________________  ____________________

Decision Roles:   ___________________  ___________________  ____________________

Lead Opportunity

# Worldwide Employees:____________________ # Report Filers:_____________________

Current Corporate System Standards (Select All That Apply):
Expense Reporting:  o In-house Software  o Spreadsheet    o Paper             o Outsource Service  o Other:____________

Charge Card:        o American Express   o Diners Club    o GE Mastercard     o First Bank Visa    o Other:____________

E-mail:             o MS Mail/Exchange   o Lotus cc:Mail  o Lotus Notes Mail  o Internet Mail      o Other:____________

Database:           o MS SQL Server      o Oracle         o Sybase            o Informix           o Other:____________

Financial:          o SAP                o Oracle         o PeopleSoft        o Baan               o Other:____________

Operating:          o Windows 3.1        o Windows 95     o Windows NT        o Unix               o Other:____________


Reengineering Plans:

Timing:             o 0-6 Months         o 7-12 Months    0 13-18 Months      o 19-24 Months       o Other:____________

Budget:           _____________________

--------------------------------------------------------------------------------

Lead Disposition

Lead Accepted By: _____________________  Lead Rejected By:______________________

Signature:        _____________________  Signature:       ______________________

Date Accepted:    _____________________  Date Rejected:   ______________________

                                         Reason Rejected: ______________________


*Please fax or e-mail to:
 Patrick Jenkins (fax 425-702-8616, patrickj@xpense.com)

                                    EXHIBIT G


                                SUMMARY OF TERMS

 1. Amount of Financing:      One Million Dollars

 2. Pre-Money Valuation:      One Hundred Million Dollars

 3. Type of Security:         Series E Preferred Stock

 4. Liquidation Preference:   Pari passu with Series D Preferred

 5. Dividend Preference:      7% noncumulative; payable pari passu with
                              dividend payments to other series of Preferred
                              Stock

 6. Redemption:               Beginning October 13, 2001; pari passu with
                              redemption of other series of Preferred Stock

 7. Conversion Rights:        Automatic Conversion into Common Stock at IPO
                              above $4.38 per share

 8. Dilution Protection:      Weighted average formula dilution protection, on
                              a "pay to play" basis, in the event of
                              lower-priced future financings (subject to customary exclusions)

 9. Voting Rights:            Vote with Common Stock on an as-converted basis
                              on most matters; vote with other holders of Preferred Stock on matters on which Preferred
                              Stock has a class vote

10. Registration Rights:      Demand and piggyback registration rights pari
                              passu with other holders of Preferred Stock pursuant to the Company's Information and Registration Rights Agreement

11. Financial Information:    Annual Audited Financial Statements

12. Right of First Refusal:   Right to buy a pro rata share of additional
                              shares of Preferred Stock offered for sale by the Company